Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Third Quarter Results and Raises Full Year Guidance; Grows Small Business Online Ecosystem Revenue 28 Percent in Third Quarter

MOUNTAIN VIEW, Calif. - May 25, 2021 - Intuit Inc. (Nasdaq: INTU), maker of TurboTax, QuickBooks, Mint and Credit Karma, announced financial results for the third quarter of fiscal 2021, which ended April 30.

“We had a strong quarter across the company, and as a result we are raising our full year guidance," said Sasan Goodarzi, Intuit's chief executive officer. "We had a great tax season growing our share of total tax returns and executing our strategy of expanding our lead in the DIY category and transforming the assisted category. Small Business and Self-Employed Group delivered strong double-digit revenue growth and Credit Karma revenue reached an all-time high in the quarter," said Goodarzi.
Financial Highlights
For the third quarter, Intuit reported:
•Total revenue of $4.2 billion, up from $3.0 billion the prior year.
•Consumer Group revenue grew 34 percent to $2.4 billion.
•Small Business and Self-Employed Group revenue up 20 percent to $1.2 billion, while Online Ecosystem revenue grew 28 percent to $715 million. Excluding $10 million of nonrecurring Paycheck Protection Program (PPP) revenue, growth was 19 percent and 26 percent, respectively.
•Credit Karma revenue of $316 million, a quarterly record for the business.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
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Snapshot of Third-quarter Results

	GAAP			Non-GAAP
	Q3 FY21	Q3 FY20	Change	Q3 FY21	Q3 FY20	Change
Revenue	$4,173	$3,002	39%	$4,173	$3,002	39%
Operating Income	$1,914	$1,413	35%	$2,201	$1,539	43%
Earnings Per Share	$5.30	$4.11	29%	$6.07	$4.49	35%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
•QuickBooks Online Accounting revenue grew 24 percent in the quarter, driven primarily by customer growth and mix-shift.
•Online Services revenue increased 34 percent, driven by QuickBooks Online payments and QuickBooks Online payroll. Excluding non-recurring PPP revenue, growth was 31 percent.
•Total international online revenue grew 38 percent on a constant currency basis.

Credit Karma
•Revenue growth reflects growing members, member engagement and expansion of new and existing partners across verticals.
•Member engagement reached a new record high watermark, with both monthly active users and frequency of member visits at all-time highs.
ProConnect Groups
•Professional tax revenue in the ProConnect Group grew to $235 million in the third quarter of fiscal 2021, up from $193 million the prior year.
Tax Season Update
Unless otherwise noted below, all growth rates refer to Intuit's expectations for the tax filing season through July 31, 2021 compared to the prior season through July 31, 2020. For that period, Intuit expects.
•Total TurboTax units to grow 6 percent.
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•TurboTax Live customers to grow more than 90 percent and TurboTax Live customers new to Intuit to be up more than 100 percent for the season.
•TurboTax share of total returns to expand an estimated 1 point, excluding approximately 8 million stimulus-only filings last season.
•The growth of TurboTax Premier, designed for investors, to significantly accelerate, more than tripling over last year.
•Customers paying nothing to grow 6 percent to over 17 million filers. Intuit's commitment to offering free tax prep for those with simple tax returns and who need it most with a robust free offering has resulted in nearly 100 million TurboTax customers who paid nothing for their TurboTax experience over the last 8 years.

Intuit plans to provide a TurboTax federal tax unit comparison in its fourth quarter 2021 earnings release.

Capital Allocation Summary
In the third quarter the company:
•Reported a total cash and investments balance of approximately $4.1 billion as of April 30.
•Repurchased $380 million of shares, with $1.8 billion remaining on the company's authorization.
•Received Board approval for a quarterly dividend of $0.59 per share, payable July 19, 2021. This represents an 11 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit announced guidance for the fourth quarter of fiscal year 2021, which ends July 31. The company expects:
•Revenue growth of approximately 26 to 28 percent.
•GAAP earnings per share of $0.78 to $0.83.
•Non-GAAP diluted earnings per share of $1.55 to $1.60.
Intuit raised guidance for full fiscal year 2021. The company expects:
•Revenue of $9.362 billion to $9.400 billion, growth of approximately 22 percent, up from previous guidance for growth of 15 to 17 percent.
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•GAAP operating income of $2.350 billion to $2.370 billion, growth of approximately 8 to 9 percent.
•Non-GAAP operating income of $3.340 billion to $3.360 billion, growth of approximately 25 to 26 percent.
•GAAP diluted earnings per share of $6.96 to $7.01, an increase of approximately 1 percent.
•Non-GAAP diluted earnings per share of $9.32 to $9.37, growth of approximately 19 percent.
The company also updated segment revenue results. For fiscal year 2021, the company now expects:
•Small Business and Self-Employed Group: growth of 14 percent.
•Consumer Group: growth of 11 to 12 percent.
•ProConnect Group: growth of 2 percent.
•Credit Karma: revenue of $775 million to $785 million.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on May 25. To hear the call, dial 866-417-5279 in the United States or 409-937-8904 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 8977592. The audio webcast will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is a global technology platform that helps our customers and communities overcome their most important financial challenges. Serving approximately 100 million customers worldwide with TurboTax, QuickBooks, Mint and Credit Karma, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.
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About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contain forward-looking statements, including the size of the market for tax preparation software and the timing of when individuals will file their tax returns, forecasts and timing of expected growth and future financial results of Intuit and its reporting segments, including Credit Karma; Intuit’s prospects for the business in fiscal 2021 and beyond; expectations regarding timing and growth of revenue from current or future products and services; expectations regarding customer growth; expectations regarding Intuit's corporate tax rate; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the acquisition and integration of Credit Karma; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing
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customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2020 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2021 full-year and Q4 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020
Net revenue:
Product	$533	$443	$1,395	$1,341
Service and other	3,640	2,559	5,677	4,522
Total net revenue	4,173	3,002	7,072	5,863
Costs and expenses:
Cost of revenue:
Cost of product revenue	16	16	53	57
Cost of service and other revenue	565	405	1,130	982
Amortization of acquired technology	14	5	35	17
Selling and marketing	857	648	1,799	1,624
Research and development	464	332	1,157	999
General and administrative	289	181	708	486
Amortization of other acquired intangible assets	54	2	92	5
Total costs and expenses [A]	2,259	1,589	4,974	4,170
Operating income	1,914	1,413	2,098	1,693
Interest expense	(7)	(2)	(22)	(7)
Interest and other income (loss), net	14	(3)	77	26
Income before income taxes	1,921	1,408	2,153	1,712
Income tax provision [B]	457	324	471	331
Net income	$1,464	$1,084	$1,682	$1,381

Basic net income per share	$5.36	$4.15	$6.26	$5.29
Shares used in basic per share calculations	273	261	269	261

Diluted net income per share	$5.30	$4.11	$6.20	$5.24
Shares used in diluted per share calculations	276	264	271	264

Cash dividends declared per common share	$0.59	$0.53	$1.77	$1.59

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended		Nine Months Ended
(in millions)	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020
Cost of revenue	$16	$15	$47	$44
Selling and marketing	51	27	127	86
Research and development	82	36	187	111
General and administrative	69	25	148	80
Total share-based compensation expense	$218	$103	$509	$321
[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
For the three and nine months ended April 30, 2021, we recognized excess tax benefits on share-based compensation of $13 million and $77 million, respectively, in our provision for income taxes. For the three and nine months ended April 30, 2020, we recognized excess tax benefits on share-based compensation of $7 million and $59 million, respectively, in our provision for income taxes.
Our effective tax rates for the three and nine months ended April 30, 2021 were approximately 24% and 22%, respectively. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate for both periods was approximately 25%. The difference from the federal statutory rate of 21% was primarily due to state income taxes, non-deductible share-based compensation and non-deductible transaction costs related to the Credit Karma acquisition, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rates for the three and nine months ended April 30, 2020 were approximately 23% and 19%, respectively. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate for both periods was 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$209	$(25)	$1,914	$—	$2,098
Amortization of acquired technology	7	14	14	—	35
Amortization of other acquired intangible assets	2	36	54	—	92
Professional fees and transaction costs for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	—	509
Non-GAAP operating income (loss)	$334	$235	$2,201	$—	$2,770

GAAP net income (loss)	$198	$20	$1,464	$—	$1,682
Amortization of acquired technology	7	14	14	—	35
Amortization of other acquired intangible assets	2	36	54	—	92
Professional fees and transaction costs for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	—	509
Net (gain) loss on debt securities and other investments	(7)	(8)	—	—	(15)
Gain from sale of note receivable [A]	—	(30)	—	—	(30)
Income tax effects and adjustments [B]	(66)	(57)	(73)	—	(196)
Non-GAAP net income (loss)	$250	$185	$1,678	$—	$2,113

GAAP diluted net income (loss) per share	$0.75	$0.07	$5.30	$—	$6.20
Amortization of acquired technology	0.03	0.05	0.05	—	0.13
Amortization of other acquired intangible assets	—	0.14	0.19	—	0.34
Professional fees and transaction costs for business combinations	0.02	0.11	—	—	0.13
Share-based compensation expense	0.42	0.66	0.79	—	1.88
Net (gain) loss on debt securities and other investments	(0.03)	(0.03)	—	—	(0.06)
Gain from sale of note receivable [A]	—	(0.11)	—	—	(0.11)
Income tax effects and adjustments [B]	(0.25)	(0.21)	(0.26)	—	(0.72)
Non-GAAP diluted net income (loss) per share	$0.94	$0.68	$6.07	$—	$7.79

Shares used in GAAP diluted per share calculation	265	273	276	—	271

Shares used in non-GAAP diluted per share calculation	265	273	276	—	271
[A] During the three months ended January 31, 2021, we recorded a $30 million gain from the sale of a note receivable that was previously written off.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2020
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$10	$270	$1,413	$483	$2,176
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees and transaction costs for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Non-GAAP operating income (loss)	$129	$384	$1,539	$616	$2,668

GAAP net income (loss)	$57	$240	$1,084	$445	$1,826
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees and transaction costs for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Net (gain) loss on debt securities and other investments	1	1	2	1	5
Income tax effects and adjustments [A]	(68)	(49)	(29)	(102)	(248)
Non-GAAP net income (loss)	$109	$306	$1,183	$477	$2,075

GAAP diluted net income (loss) per share	$0.22	$0.91	$4.11	$1.68	$6.92
Amortization of acquired technology	0.02	0.02	0.02	0.02	0.08
Amortization of other acquired intangible assets	0.01	—	0.01	—	0.02
Professional fees and transaction costs for business combinations	—	—	0.06	0.05	0.11
Share-based compensation expense	0.42	0.41	0.39	0.44	1.65
Net (gain) loss on debt securities and other investments	—	—	0.01	—	0.02
Income tax effects and adjustments [A]	(0.26)	(0.18)	(0.11)	(0.38)	(0.94)
Non-GAAP diluted net income (loss) per share	$0.41	$1.16	$4.49	$1.81	$7.86

Shares used in GAAP diluted per share calculation	264	264	264	264	264

Shares used in non-GAAP diluted per share calculation	264	264	264	264	264
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30, 2021	July 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,164	$6,442
Investments	952	608
Accounts receivable, net	554	149
Income taxes receivable	4	12
Prepaid expenses and other current assets	305	314
Current assets before funds held for customers	4,979	7,525
Funds held for customers	348	455
Total current assets	5,327	7,980

Long-term investments	41	19
Property and equipment, net	791	734
Operating lease right-of-use assets	370	226
Goodwill	5,614	1,654
Acquired intangible assets, net	3,321	28
Long-term deferred income taxes	7	65
Other assets	287	225
Total assets	$15,758	$10,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$1,338
Accounts payable	601	305
Accrued compensation and related liabilities	476	482
Deferred revenue	650	652
Income taxes payable	218	11
Other current liabilities	419	286
Current liabilities before customer fund deposits	2,364	3,074
Customer fund deposits	348	455
Total current liabilities	2,712	3,529

Long-term debt	2,033	2,031
Long-term deferred income tax liabilities	637	2
Operating lease liabilities	365	221
Other long-term obligations	56	42
Total liabilities	5,803	5,825

Stockholders’ equity	9,955	5,106
Total liabilities and stockholders’ equity	$15,758	$10,931

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30, 2021	April 30, 2020
Cash flows from operating activities:
Net income	$1,682	$1,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	122	145
Amortization of acquired intangible assets	128	23
Non-cash operating lease cost	45	46
Share-based compensation expense	509	321
Deferred income taxes	69	(102)
Other	(49)	22
Total adjustments	824	455
Originations of loans held for sale	(41)	—
Sale and principal payments of loans held for sale	144	—
Changes in operating assets and liabilities:
Accounts receivable	(267)	(132)
Income taxes receivable	68	58
Prepaid expenses and other assets	(7)	(55)
Accounts payable	194	111
Accrued compensation and related liabilities	(122)	(32)
Deferred revenue	(13)	15
Income taxes payable	206	322
Operating lease liabilities	(45)	(42)
Other liabilities	85	46
Total changes in operating assets and liabilities	99	291
Net cash provided by operating activities	2,708	2,127
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(904)	(487)
Sales of corporate and customer fund investments	152	105
Maturities of corporate and customer fund investments	401	408
Purchases of property and equipment	(101)	(107)
Acquisitions of businesses, net of cash acquired	(3,064)	—
Originations of term loans to small businesses	(135)	(240)
Principal repayments of term loans from small businesses	86	229
Other	37	(19)
Net cash used in investing activities	(3,528)	(111)
Cash flows from financing activities:
Repayments on borrowings under unsecured revolving credit facility	(1,000)	—
Repayment of debt	(338)	(38)
Proceeds from issuance of stock under employee stock plans	137	160
Payments for employee taxes withheld upon vesting of restricted stock units	(245)	(128)
Cash paid for purchases of treasury stock	(542)	(323)
Dividends and dividend rights paid	(482)	(419)
Net change in customer fund deposits	(107)	(47)
Other	(2)	(1)

Net cash used in financing activities	(2,579)	(796)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	14	(12)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(3,385)	1,208
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	6,697	2,352
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,312	$3,560
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$3,164	$3,371
Restricted cash and restricted cash equivalents included in funds held for customers [A]	148	189
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,312	$3,560

Supplemental schedule of non-cash investing activities:
Issuance of common stock in a business combination	$3,798	$—
[A] See quarterly reports filed on Form 10-Q for reconciliation of funds held for customers by investment category.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending July 31, 2021
Revenue	$2,290	$2,328	$—		$2,290	$2,328
Operating income	$250	$270	$320	[a]	$570	$590
Diluted earnings per share	$0.78	$0.83	$0.77	[b]	$1.55	$1.60

Twelve Months Ending July 31, 2021
Revenue	$9,362	$9,400	$—		$9,362	$9,400
Operating income	$2,350	$2,370	$990	[c]	$3,340	$3,360
Diluted earnings per share	$6.96	$7.01	$2.36	[d]	$9.32	$9.37
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $249 million; amortization of acquired technology of approximately $15 million; and amortization of other acquired intangible assets of approximately $56 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $756 million; professional fees and transaction costs primarily related to the acquisition of Credit Karma of approximately $36 million; amortization of acquired technology of approximately $50 million; and amortization of other acquired intangibles of approximately $148 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, a $30 million gain from the sale of a note receivable that was previously written off, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 25, 2021 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2020 and 24% for fiscal 2021. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.